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                                                                    EXHIBIT 99.3


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NEWSRELEASE                                                          CELSION(TM)
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For Further Information Contact:

Dan Reale/Tony Deasey                              Ira Weingarten/Steve Chizzik
Celsion Corporation                                Equity Communications
410.290.5390                                       888.530.7051
tony@celsion.com                                   equity@silcom.com


                CELSION AND BOSTON SCIENTIFIC ANNOUNCE STRATEGIC
                                    ALLIANCE

      BOSTON SCIENTIFIC GAINS DISTRIBUTION RIGHTS TO MINIMALLY INVASIVE BPH
                                   TECHNOLOGY

COLUMBIA, MD AND NATICK, MA (JANUARY 21, 2003) - CELSION CORPORATION (AMEX: CLN) AND BOSTON SCIENTIFIC CORPORATION (NYSE: BSX) today announced a strategic alliance involving technology for the treatment of benign prostatic hyperplasia
(BPH). As part of the agreement, Boston Scientific has obtained worldwide distribution rights (except for certain Asian, Central and South American markets) for Celsion's Microfocus BPH 800 Microwave Urethroplasty(TM) system for the treatment of BPH. Boston Scientific has also acquired an option to purchase the assets and technology of Celsion's Microwave Urethroplasty business, as well as certain contingent rights to purchase other Celsion technologies. In addition, Boston Scientific has made an equity investment in Celsion. Celsion, located in Columbia, MD, is dedicated to commercializing medical treatment systems for BPH, cancer and other diseases using focused-heat technology delivered by its patented microwave technology.

BPH, a condition commonly referred to as enlargement of the prostate, affects older men by impairing their ability to urinate normally. It is estimated that more than six million men in the U.S. suffer from symptoms of BPH.

Celsion's BPH 800 system uses a combination of heat (applied through its microwave technology) and compression (applied through its balloon technology) to treat BPH. In its pivotal clinical trials, the BPH 800 system demonstrated that it may provide a significant improvement in symptom scores over the drug PROSCAR (the control arm) as well as rapid relief with reduced side effects. Celsion expects to complete submission of patient data in the first quarter of 2003 and anticipates FDA approval around mid-year.

"We believe strongly that our multiple platform technology will offer physicians and their patients an effective less-invasive treatment option for BPH, breast cancer and prostate cancer," said Dr. Augustine Cheung, Celsion Founder and Chief Executive Officer. "We are very excited about the development expertise and market presence that Boston Scientific brings to bear on our technology as it gets closer to launching in the U.S."

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     CELSION CORPORATION 10220-I Old Columbia Road, Columbia MD 21046-1705
                         T 410.290-5390 F 410.290.5394




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Celsion Corporation - Page 2
January 20, 2002



"BPH represents a large, unmet clinical need with more than three million men currently under medical management in the U.S. alone," said Steve Moreci, Senior Vice President and Group President, Endosurgery. "Preliminary data indicates that Celsion's system will prove to be a safe and effective treatment. The relationship with Celsion also represents an investment which offers future opportunities in markets strategic to Boston Scientific such as prostate and breast cancer."

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices. Its products are used in a broad range of interventional medical specialties.

About Celsion: Celsion has research, license or commercialization agreements with leading institutions such as Duke University Medical Center, Massachusetts Institute of Technology, Harbor UCLA Medical Center, the Center for Breast Surgery at Columbia Hospital in Florida, Montefiore Medical Center, Memorial Sloan Kettering Cancer Center in New York, Roswell Park Cancer Institute in Buffalo, New York, and Duke University. For more information on Celsion, visit our website: http//www.celsion.com.

Celsion wishes to inform readers that forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, unforeseen changes in the course of research and development activities and in clinical trials by others; possible acquisitions of other technologies, assets or businesses; possible actions by customers, suppliers, competitors, regulatory authorities; and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

This press release contains forward-looking statements. Boston Scientific wishes to caution the readers of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, risks associated with new product development and commercialization, clinical trials, intellectual property, regulatory approvals, competitive offerings, integration of acquired companies, Boston Scientific's overall business strategy, and other factors described in its filings with the Securities and Exchange Commission.

       Boston Scientific Contacts:     Milan Kofol (508-650-8569)
                                       Investor Relations
                                       Boston Scientific Corporation

                                       Paul Donovan (508-650-8541)
                                       Media Relations
                                       Boston Scientific Corporation

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     CELSION CORPORATION 10220-I Old Columbia Road, Columbia MD 21046-1705
                         T 410.290-5390 F 410.290.5394